                            Ewing Monroe Bemiss & Co


                     Presentation to the Board of Directors
                                       of
                         The Smithfield Companies, Inc.

                          Confidential and Proprietary
                                 April 25, 2001


Ewing Monroe Bemiss & Co.
Riverfront Plaza, West Tower
901 East Byrd Street, Suite 1650
Richmond, VA 23219
(804) 780-1900



_________________________________________________________________________EMB&Co.

                               Table of Contents



     I. Fairness Opinion Summary

    II. Valuation Analysis

   III. Appendices
        Data Relating to Discount for Size
        Premiums Paid Data

_________________________________________________________________________EMB&Co.

                           Ewing Monroe Bemiss & Co.



                            Fairness Opinion Summary

_________________________________________________________________________EMB&Co.

                            Fairness Opinion Summary


 . In our opinion, the proposal of Smithfield Foods, Inc. ("SFD") to acquire all of the outstanding shares of The Smithfield Companies, Inc.'s ("HAMS") shares for $8.50 per share is fair, from a financial point of view, to HAMS' shareholders as of April 25, 2001.

 . As part of our investment banking business, EMB&Co. regularly engages in the valuation of private and publicly-traded companies and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.

 .  In arriving at our opinion, we have, among other things:

   - reviewed both SFD's and HAMS' historical and current financial performance

   - discussed the business and operations, assets, and financial condition and future prospects of HAMS with senior management

   - researched other publicly traded companies deemed to be comparable to HAMS, determining that none is directly comparable

   - researched recently completed merger and acquisitions in the same industry, determining that none is directly comparable

   - performed a discounted cash flow analysis

   - compared SFD's offer to determine its premium to HAMS' current and historical share price and the premiums of other transactions within the last 12 months that were less than $100 million in value

_________________________________________________________________________EMB&Co.
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                                                                        Page 5



                           Ewing Monroe Bemiss & Co.




                               Valuation Analysis


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

                                                                        Page 6



                               Summary Valuation





                                                           $17,974
                                                               |
                                                               |
                                                               |
         Premiums Paid                                    xxxxxxxxxx
                                                               |
                   DCF                  xxxxxxxxxxx            |
                                                               |
                                                               |
Public Comparables (1)        xxxxxxxxxxxxxxxxxxxxxxxxxxxxxx   |
                                                               |
                                                               |
               M&A (1)                                      xxxxxxxxxx
                                                               |

                      $10,000   $12,000   $14,000   $16,000   $18,000   $20,000   $22,000


                                        Corporate Value (in 000's)



(1) For illustrative purposes only - not directly comparable.


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                                                                        Page 7




              Multiples Analysis of Smithfield Foods $8.50 Proposal





          EBITDA Analysis of Smithfield Foods $8.50 Per Share Proposal


Share        # of          Nominal        Options Cash      Total Enterprise       Net         Equity                       EBITDA
Price  x    Shares  =  Purchase Price  +     Outlay      =    Purch. Price   -     Debt*  =     Value    /   EBITDA         Multiple
-----       ------     --------------     ------------      ----------------       -----       -------       ------         --------
$8.50     2,114,593      $17,974,041        $483,630           $18,457,671      $6,505,000   $11,952,671    $1,379,846 (1)    8.7

$8.50     2,114,593      $17,974,041        $483,630           $18,457,671      $6,505,000   $11,952,671    $1,708,679 (2)    7.0



(1) FY2001 EBITDA.
(2) FY2000 EBITDA.






           EBIT Analysis of Smithfield Foods $8.50 Per Share Proposal


Share        # of          Nominal        Options Cash      Total Enterprise       Net         Equity                        EBIT
Price  x    Shares  =  Purchase Price  +     Outlay      =    Purch. Price   -     Debt*  =     Value    /    EBIT         Multiple
-----       ------     --------------     ------------      ----------------       -----       -------        ----         --------
$8.50     2,114,593      $17,974,041        $483,630           $18,457,671      $6,505,000   $11,952,671       $720,548 (1)    16.6

$8.50     2,114,593      $17,974,041        $483,630           $18,457,671      $6,505,000   $11,952,671     $1,059,652 (2)    11.3



(1) FY2001 EBIT.
(2) FY2000 EBIT.







        Net Income Analysis of Smithfield Foods $8.50 Per Share Proposal


Share        # of          Nominal        Options Cash      Total Enterprise       Net         Equity          Net        Net Income
Price  x    Shares  =  Purchase Price  +     Outlay      =    Purch. Price   -     Debt*  =     Value    /   Income        Multiple
-----       ------     --------------     ------------      ----------------       -----       -------       ------       ----------
$8.50     2,114,593      $17,974,041        $483,630           $18,457,671      $6,505,000   $11,952,671    $860,204 (1)    13.9

$8.50     2,114,593      $17,974,041        $483,630           $18,457,671      $6,505,000   $11,952,671    $908,652 (2)    13.2



(1) FY2001 Net Income.
(2) FY2000 Net Income.


* Net debt consists of total debt ($2,800) less cash and marketable securities ($9,305).


_________________________________________________________________________EMB&Co.
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                                                                        Page 8


              Summary of Premiums Paid in Recent M&A Transactions



     >  Domestic mergers announced between January 1, 2000 and April 16, 2001

     >  Completed transactions only

     >  Transaction value less than $100 million

     >  Data on individual transactions included in Appendices



                                                                                           Finance,       Computer
                                                                             Wholesale     Insurance      Services
                                                 All Deals   Manufacturing   & Retail     & Real Estate  & Software  Other
                                                 ---------   -------------   ---------    -------------  ----------  -----
Average premium 1 day prior announcement (1)        40.3%         31.0%        60.3%          33.9%         43.8%    76.0%
Average premium 1 week prior announcement (1)       46.6%         35.2%        73.0%          35.4%         45.6%    70.9%
Average premium 4 weeks prior announcement (1)      54.4%         46.5%        21.0%          39.6%         63.9%    63.8%

Total number of deals                                  80            22            5             29            14       10



(1) Source: Securities Data Company, Inc.

_________________________________________________________________________EMB&Co.
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                                                                          Page 9

                    Valuation by Comparison to Premiums Paid

> Net cash represents $6.5 million, or $3.08 per share, of Smithfield Companies' equity value (net cash equals debt less cash and marketable securities).

> Since cash does not warrant a premium, this analysis disregards net cash as a component of Smithfield Companies' value.



                             Premiums Paid Analysis

                                             Smithfield Cos.    Non-Cash     SFD Offer     Market
               Smithfield Cos.   Net Cash       Non-Cash        Amount of     Implied      Average       Compared to
Timeline        Share Price      Per Share    Share Amount     SFD Offer(1)   Premium      Premium      Aver. Premium
--------        -----------      ---------    ------------     ------------   -------      -------      -------------
1 Day Prior
 to Announcement    $7.00          $3.08      |   $3.92          $5.42    |    38.3%        40.3%      |   -2.0%       |
                                              |                           |                            |               |
1 Week Prior                                  |                           |                            |               |
 to Announcement    $6.13          $3.08      |   $3.05          $5.42    |    78.0%        46.6%      |   31.4%       |
                                              |                           |                            |               |
4 Weeks Prior                                 |                           |                            |               |
 to Announcement    $6.13          $3.08      |   $3.05          $5.42    |    78.0%        55.3%      |   22.7%       |
                                                --------------------------                              --------------
                                            |
-------------                                          |
(1) $8.50 minus $3.08 net cash per share               |
                                                       |
                    ------------------------------------
                    |
                    |
                    |
                    v

               Smithfield Cos.    Market       SFD Offer                         Per
                  Non-Cash       Average        Implied         Net Cash        Share     Outstanding      Implied
Timeline        Share amount     Premium        Premium         Per Share       Total       Shares       Equity Value
--------        -----------      ---------    ------------     ----------       -----      -------      -------------

1 Day Prior
 to Announcement    $3.92          40.3%      |   $5.50          $3.08    |    $8.58   |  2,114,593     $18,142,700
                                              |                           |            |
1 Week Prior                                  |                           |            |
 to Announcement    $3.05          46.6%      |   $4.46          $3.08    |    $7.54   |  2,114,593     $15,952,426
                                              |                           |            |
4 Weeks Prior                                 |                           |            |
 to Announcement    $3.05          55.3%      |   $4.73          $3.08    |    $7.81   |  2,114,593     $16,510,038
                                                --------------------------  -----------

_________________________________________________________________________EMB&Co.

                                                                         Page 10
                         Discounted Cash Flow Analysis
                                (Dollar in 000s)

                                                                      Multiples of EBITDA
                              Discount       --------------------------------------------------------------------------
                                Rate                3.0             4.0            5.0            6.0           7.0
                                ----                ---             ---            ---            ---           ---
                             ------------
PV of Free Cash Flows       |    9.0%    |        $3,114          $3,114         $3,114         $3,114          $3,114
PV of Terminal Value        |            |         3,006           4,008          5,010          6,012           7,014
                            |            |       -------         -------       --------       --------       ---------
Total DCF Value             |            |        $6,121          $7,123          8,125         $9,127         $10,129
Less: Existing Debt,        |            |
  Plus Cash                 |            |         6,500           6,500          6,500          6,500           6,500
                            |            |       -------         -------       --------       --------       ---------
Total Value to Shareholders |            |       $12,621         $13,623        $14,625        $15,267         $16,629
Total Value per Share       |            |         $5.97           $6.44          $6.92          $7.39           $7.86
                            |            |                    ------------------------------------------
                            |            |                   |                                          |
PV of Free Cash Flows       |   10.0%    |        $3,034     |    $3,034         $3,034         $3,034  |        $3,034
PV of Terminal Value        |            |         2,872     |     3,829          4,787          5,744  |         6,701
                            |            |       -------     |   -------       --------       --------  |     ---------
Total DCF Value             |            |        $5,906     |    $6,863          7,821         $8,778  |        $9,735
Less: Existing Debt,        |            |                   |                                          |
  Plus Cash                 |            |         6,500     |     6,500          6,500          6,500  |         6,500
                            |            |       -------     |   -------       --------       --------  |     ---------
Total Value to Shareholders |            |       $12,406     |   $13,363        $14,321        $15,278  |       $16,235
Total Value per Share       |            |         $5.87     |     $6.32          $6.77          $7.22  |         $7.68
                            |            |                   |                                          |
                            |            |                   |                                          |
PV of Free Cash Flows       |   11.0%    |        $2,956     |    $2,956         $2,956         $2,956  |        $2,956
PV of Terminal Value        |            |         2,745     |     3,660          4,575          5,490  |         6,405
                            |            |       -------     |   -------       --------       --------  |     ---------
Total DCF Value             |            |        $5,701     |    $6,616          7,531         $8,446  |        $9,361
Less: Existing Debt,        |            |                   |                                          |
  Plus Cash                 |            |         6,500     |     6,500          6,500          6,500  |         6,500
                            |            |       -------     |   -------       --------       --------  |     ---------
Total Value to Shareholders |            |       $12,201     |   $13,116        $14,031        $14,946  |       $15,861
Total Value per Share       |            |         $5.77     |     $6.20          $6.64          $7.07  |         $7.50
                            |            |                   |                                          |
                            |            |                   |                                          |
PV of Free Cash Flows       |   12.0%    |        $2,882     |    $2,882         $2,882         $2,882  |        $2,882
PV of Terminal Value        |            |         2,625     |     3,499          4,374          5,249  |         6,124
                            |            |       -------     |   -------       --------       --------  |     ---------
Total DCF Value             |            |        $5,507     |    $6,382          7,257         $8,131  |        $9,006
Less: Existing Debt,        |            |                   |                                          |
  Plus Cash                 |            |         6,500     |     6,500          6,500          6,500  |         6,500
                              ----------         -------     |   -------       --------       --------  |     ---------
Total Value to Shareholders                     $12,007      |   $12,882        $13,757        $14,631  |       $15,506
Total Value per Share                             $5.68      |     $6.09          $6.51          $6.92  |         $7.33
                                                             |                                          |
                                                               ----------------------------------------

_________________________________________________________________________EMB&Co.

                        Valuation Based on Comparison to
                           Selected Public Companies


                                                       Based upon FY2001 Results

                                                             Dollars in 000's

                                  Median         Enterprise          Net       Equity    Outstanding       Per
Cap. Factor         FY2001    x  Multiple   =       Value      -   Debt (1) =   Value      Shares         Share
-----------         ------       --------           -----         ----------    -----      ------         -----
Sales              $20,154         0.5             $10,308         ($6,505)    $16,813    2,114,593       $7.95
EBITDA              $1,380         6.7              $9,261         ($6,505)    $15,766    2,114,593       $7.46
EBIT                  $721        10.0              $7,205         ($6,505)    $13,710    2,114,593       $6.48
Net Income            $860        13.0                                         $11,211    2,114,593       $5.30



                                      Based upon 6-Year Average of Financial Results (FY1996-FY2001)

                                                             Dollars in 000's

                    6 Year        Median          Enterprise          Net       Equity    Outstanding       Per
Cap. Factor         Average  x   Multiple   =       Value      -   Debt (1) =   Value      Shares         Share
-----------         ------       --------           -----         ----------    -----      ------         -----
Sales              $19,909         0.5             $10,183         ($6,505)    $16,688    2,114,593       $7.89
EBITDA              $1,686         6.7             $11,316         ($6,505)    $17,821    2,114,593       $8.43
EBIT                $1,171        10.0             $11,713         ($6,505)    $18,218    2,114,593       $8.62
Net Income          $1,082        13.0                                         $14,105    2,114,593       $6.67


(1) Net debt consists of total debt ($2,800) less cash and marketable securities ($9,305).

_________________________________________________________________________EMB&Co.

                  Selected Meat Production/Processing Companies
                                (Dollars in 000s)


                                                       ATLANTIC
                                    SMITHFIELD         PREMIUM        BOB EVANS      BRIDGFORD     HORMEL FOODS
                                     COS (1)         BRANDS LTD         FARMS       FOODS CORP         CORP           IBP INC
                                     -------         ----------         -----       ----------         ----           -------
Symbol                                 HAMS              ABR              BOBE          BRID            HRL              IBP
Exchange                               OTC              AMEX            NASDAQ        NASDAQ           NYSE             NYSE
Current Price (April 24, 2001)        $7.00            $1.35            $18.15        $12.99         $19.89           $15.29
Shares Outstanding                    2,115            6,603            34,824        10,554        138,554          106,017
Market Capitalization               $14,802           $8,914          $632,061      $137,096     $2,755,839       $1,620,999
Net Debt                            ($6,505)         $23,687          $102,049      ($18,668)       $48,297       $1,403,749
Net Debt + Market Capitalization     $8,297          $32,601          $734,110      $118,428     $2,804,136       $3,024,748
Net Debt as % of Corporate Value      -78.4%            72.7%             13.9%        -15.8%           1.7%            46.4%
FY End                                 Mar00           Dec99             Apr00         Oct00          Oct00            Dec00
Data Used                              Mar01           Dec00             Jan01         Jan01          Jan01            Dec00

Sales                                $20,154        $177,743        $1,011,324      $158,227     $3,718,712      $16,949,602
EBITDA                                 1,380           4,274           120,796        18,190        328,153          631,893
EBIT                                     721           2,016            82,806        14,284        261,481          449,733
EBIT Margin                              3.6%            1.1%              8.2%          9.0%           7.0%             2.7%
EBITDA Margin                            6.8%            2.4%             11.9%         11.5%           8.8%             3.7%
Net Income                               860            (868)           49,984         8,855         167,901         152,653
EPS (last 12 months)                   $0.41          ($0.13)            $1.44         $0.84           $1.21           $1.44
EPS (Projected '01)                       NA              NA             $1.47            NA           $1.35           $1.70
EPS (Projected '02)                       NA              NA             $1.62            NA           $1.56           $2.38
Return on Sales                          4.3%             NM               4.9%          5.6%            4.5%            0.9%

Total Assets                         $19,371         $41,531          $665,351       $80,118      $1,660,123      $4,426,254
Cash                                   9,305             780             3,303        18,668         138,585          29,970
Short Term Debt and Current Mat.           0          13,102           104,890             0          39,608         775,000
Long Term Debt                         2,800          11,365               462             0         147,274         658,719
  Total Debt                           2,800          24,467           105,352             0         186,882       1,433,719
Shareholders' Equity                  15,123           8,263           447,480        57,252         896,245       1,849,511
  Total Capitalization                17,923          32,730           552,832        57,252       1,083,127       3,283,230
Debt/Total Capitalization               15.6%           74.8%             19.1%          0.0%           17.3%           43.7%
Book Value per Share                   $7.15           $1.25            $12.85         $5.42           $6.47          $17.45
Return on Assets                         4.4%             NM               7.5%         11.1%           10.1%            3.4%
Return on Equity                         5.7%             NM              11.2%         15.5%           18.7%            8.3%

Value as a Multiple of:
EBITDA                                   6.0             7.6               6.1           6.5             8.5             4.8
EBIT                                    11.5            16.2               8.9           8.3            10.7             6.7
EBIAT                                   19.2            27.0              14.8          13.8            17.9            11.2
EPS (last 12 months)                    17.2              NM              12.6          15.5            16.4            10.6
Book                                    0.98            1.08              1.41          2.39            3.07            0.88
Sales                                   0.41            0.18              0.73          0.75            0.75            0.18
Assets                                  0.43            0.78              1.10          1.48            1.69            0.68




                                          SMITHFIELD          AVERAGE
                                          FOODS, INC            (1)
                                          ----------            ---
Symbol                                          SFD
Exchange                                       NYSE
Current Price (April 24, 2001)               $37.40
Shares Outstanding                           53,085
Market Capitalization                    $1,985,380
Net Debt                                 $1,068,340
Net Debt + Market Capitalization         $3,053,720
Net Debt as % of Corporate Value               35.0%           25.7%
FY End                                        Apr00
Data Used                                     Jan01

Sales                                    $5,790,376
EBITDA                                      454,409
EBIT                                        331,296
EBIT Margin                                     5.7%            5.6%
EBITDA Margin                                   7.8%            7.7%
Net Income                                  198,474
EPS (last 12 months)                          $3.74
EPS (Projected '01)                           $2.92
EPS (projected '02)                           $3.14
Return on Sales                                 3.4%            3.9%

Total Assets                             $3,171,605
Cash                                         52,586
Short Term Debt and Current Mat.            105,351
Long Term Debt                            1,015,575
  Total Debt                              1,120,926
Shareholders' Equity                      1,059,622
  Total Capitalization                    2,180,548
Debt/Total Capitalization                      51.4%           34.4%
Book Value per Share                         $19.96          $10.57
Return on Assets                                6.3%            7.7%
Return on Equity                               18.7%           14.5%

Value as a Multiple of:
EBITDA                                          6.7             6.7
EBIT                                            9.2            10.0
EBIAT                                          15.4            16.7
EPS (last 12 months)                           10.0            13.0
Book                                           1.87             1.8
Sales                                          0.53             0.5
Assets                                         0.96             1.1





------------------
(1) Smithfield Cos. Excluded from averages.


_________________________________________________________________________EMB&Co.

                        Valuation Based on Comparison to
                           Selected M&A Transactions


                                                       Based upon FY2001 Results

                                                             Dollars in 000's

Capitalization       HAMS        Average          Enterprise          Net      Equity    Outstanding       Per
   Factor            VALUE    x  Multiple   =       Value      -   Debt (1) =   Value      Shares         Share
-----------         ------       --------           -----         ----------    -----      ------         -----
Sales              $20,154         0.5             $10,535         ($6,505)    $17,040    2,114,593       $8.06
EBITDA              $1,380         9.0             $12,467         ($6,505)    $18,972    2,114,593       $8.97
EBIT                  $721        14.2             $10,262         ($6,505)    $16,767    2,114,593       $7.93



                                      Based upon 6-Year Average of Financial Results (FY1996-FY2001)

                                                             Dollars in 000's

Capitalization       HAMS        Average          Enterprise          Net      Equity    Outstanding       Per
   Factor            VALUE    x  Multiple   =       Value      -   Debt (1) =   Value      Shares         Share
-----------         ------       --------           -----         ----------    -----      ------         -----
Sales              $19,909         0.5             $10,407         ($6,505)    $16,912    2,114,593       $8.00
EBITDA              $1,686         9.0             $15,233         ($6,505)    $21,738    2,114,593      $10.28
EBIT                $1,171        14.2             $16,682         ($6,505)    $23,187    2,114,593      $10.97


(1) Net debt consists of total debt ($2,800) less cash and marketable securities ($9,305).

_________________________________________________________________________EMB&Co.

                       Selected Mergers and Acquisitions
                             (Dollars in Millions)



    Date                                                                  Target                      LTM      % Shares   Value of
Effective (6)          Acquiror              Target                     Description                   Sales     Acquired  Equity (1)
-------------          --------              ------                     -----------                   -----     --------  ----------
  Pending       Tyson Foods, Inc.        IBP, Inc.                Process meat products             $15,651.1     100.0%   $3,024.6
   2/8/00       IBP, Inc.                Corporate Brand Foods    Manufacturer of processed meats      $634.9     100.0%     $219.0
   1/7/00       ConAgra Inc              Seaboard Farms Poultry   Produce Pork                          $75.0     100.0%     $375.0
  8/27/99       Sysco Corp               Doughtie's Foods         Process meat products                 $86.6     100.0%      $25.4
  1/13/99       Smithfield Foods, Inc.   Schneider Corp.          Manufacturer of processed foods      $813.4     100.0%     $174.0
  7/31/98       ConAgra Inc              GoodMark Foods Inc       Produce meat snacks                  $165.3     100.0%     $217.8
  5/30/98       Investor Group           Golden State Foods       Produce, whl sausages, flavoring   $1,500.0     100.0%     $400.0
 12/27/97       CN Biosciences Inc       Pel-Freeze Inc           Prod meat, sausage, poultry            $4.2     100.0%      $10.5
  5/7/97        IBP Inc                  Foodbrands America       Produce sausages, prepared meat      $784.8     100.0%     $307.5



                                                   Price as a Multiple of LTM:
Prem. Over     Total Corp. -----------------------------------------------------------------------------
Book Value       Value (2)   EBIT(3)   EBITDA(3)   Sales(3)   Assets(3)    Book Value(4)     Net Inc. (4)
----------       ---------   -------   ---------   --------   ---------    -------------     ------------
 Pending           60.2%        $4,488.4     9.09 x      6.86 x     0.29 x      1.02 x          1.60            12.09 x
  2/8/00             NA           $219.0       NA x      4.63 x     0.34 x        NA x            NA            53.43 x
  1/7/00             NA           $375.0       NA x        NA x     5.00 x        NA x            NA               NA x
 8/27/99          170.2%           $27.3    17.69 x     14.79 x     0.32 x      1.76 x          2.70            31.75 x
 1/13/99           82.2%          $174.0    13.75 x      6.49 x     0.21 x      0.63 x          1.82            56.13 x
 7/31/98          352.8%          $233.0    16.51 x     12.25 x     1.41 x      2.78 x          4.53            26.89 x
 5/30/98             NA           $400.0       NA x        NA x     0.27 x        NA x            NA               NA x
12/27/97         1650.0%           $10.5   308.82 x     58.33 x     2.50 x      3.89 x         17.50               NM x
  5/7/97          502.9%          $645.2    14.15 x      9.19 x     0.82 x      1.19 x          6.03            19.10 x

----------------
(1) Purchase price of equity /% of shares acquired.
(2) Value of equity plus debt assumed (short and long term), which is estimated based upon the most recent financial statements available to the public prior to the transaction.
(3) Numerator equals Total Corporate Value.
(4) Numerator equals Value of Equity.
(5) High excluded from average.
(6) Tyson Foods terminated this agreement.


Source: Securities Data Company, Inc.

                                                        Price as a Multiple of:
                         ----------------------------------------------------------------------------------------
                         EBIT           EBITDA          Sales (5)      Assets        Book Value (4)      Net Inc.
                         ----           ------          ---------      ------        --------------      --------

Low                      9.09 x         4.63 x            0.21 x        0.63 x            1.60            12.09 x
Average                 14.24           9.03              0.52          1.48              5.70            22.46
High                    17.69          14.79              5.00          2.78             17.50            31.75



_________________________________________________________________________EMB&Co.